Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement dated March 10, 2006 (the “Agreement”) is by and between Transaction Network Services, Inc. (the “Company”), a Delaware corporation, and its parent, TNS, Inc. (“Parent”), a Delaware corporation, on the one hand (collectively, “TNS”), and Henry H. Graham, Jr. (“Executive”), on the other hand, and is effective January 1, 2010 (the “Amendment Effective Date”).  Any terms used, but not defined, herein, shall have the meanings set forth in the Agreement.

WHEREAS, TNS and Executive desire to amend the Agreement to modify certain terms and conditions contained in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recital (which forms a part of this Amendment), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, agree as follows:

1.             Term.  Section 2 (Term) of the Agreement is hereby amended so that the Term shall be, and hereby is, extended through December 31, 2012.

2.             Base Salary. Section 4(a) (Base Salary) of the Agreement is hereby amended so that, beginning on the Amendment Effective Date, the Executive’s Base Salary shall be $621,850 per annum.

3.             Incentive Opportunities.  Beginning on the Amendment Effective Date, Executive’s AIP Annual Target, as defined in Section 4(b) of the Agreement, shall be 100% of the Base Salary and Executive’s LTIP Annual Target, as defined in Section 4(c) of the Agreement, shall be 200% of the Base Salary.

4.             Executive Benefits.  Beginning on the Amendment Effective Date, Appendix 1 (Summary of Executive Benefits) to the Agreement is hereby amended by deleting in their entirety Section 1 (Health Benefits) and Section 4 (Car Allowance).

5.             General.  All other terms and conditions of the Agreement remain in full force and effect and applicable to the provision of services under this Amendment.  This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall be deemed one and the same instrument.  The persons signing below represent and warrant that they are authorized to execute this Amendment on behalf of the respective parties.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1.

Transaction Network Services, Inc.		Executive

By:	/s/ James T. McLaughlin	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
James T. McLaughlin
EVP, General Counsel & Secretary

TNS, Inc.

By:	/s/ James T. McLaughlin
James T. McLaughlin
EVP, General Counsel & Secretary